UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

Longwei Petroleum Investment Holding Limited

(Exact name of registrant as specified in its charter)

Colorado	000-31751	84-1536518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

No.30 Guanghua Street, Xiaojingyu Xiang, Wanbailin District

Taiyuan City, Shanxi Province, China P.C. 030024

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (617) 374 9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On June 30, 2009, Wang Junping resigned as Chief Financial Officer of the Registrant. Wang Junping did not resign as a result of any disagreements with the Registrant.

Appointment of Chief Financial Officer

On June 30, 2009, the Registrant appointed James T. Crane, 32, to serve as its Chief Financial Officer.

Mr. Crane is the founder of J. Crane & Company, P.C., a Cambridge, Massachusetts-based professional services firm (the “Firm”).  The Firm is registered with the Public Company Accounting Oversight Board to conduct audits of public companies and currently provides auditing, accounting, tax and public company regulatory compliance services to clientele in 9 states and 5 foreign countries.

Mr. Crane is a certified public accountant licensed by Massachusetts and in good standing. Mr. Crane received a B.S. degree in Accountancy from Bentley University in May 1999. Mr. Crane was employed by Ernst & Young in Boston, Massachusetts from August 1999 through May 2001. Mr. Crane initially organized J. Crane & Company in September 1999.  Mr. Crane was a partner in the Lexington, Massachusetts professional services firm of Baker O’Connor, LLC from January 1, 2005 through June 30, 2006.  Mr. Crane then reorganized J. Crane & Company on July 1, 2006 and continues to operate J. Crane & Company through the date of this report. Mr. Crane has served as Chief Financial Officer of Mystaru.com, Inc., Bioneutral Group, Inc. and Feel Golf Co., Inc., since October 2007, January 2009 and March 2009, respectively.  Each of these businesses are public companies listed on the Over the Counter Bulletin Board stock market in the United States of America.  Mr. Crane also serves as Chief Financial Officer of Subaye.com, Inc., a business currently in the registration process with the United States Securities and Exchange Commission with the intention of listing its stock on the Over the Counter Bulletin Board.

In connection with Mr. Crane’s appointment, the Registrant has entered into a consulting agreement with a three month term whereby James Crane will be paid $10,000 a month for all services rendered under the consulting agreement, which is attached herewith as Exhibit 10.4.  Additionally, Mr. Crane is entitled to receive 25,000 shares of the Registrant’s common stock, to vest over the three month term of the consulting agreement beginning on July 1, 2009.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits

NUMBER	EXHIBIT

10.4	Consulting Agreement dated June 30, 2009, by and between Longwei Petroleum Investment Holding Limited and James Crane

99.1	Press release announcing the appointment of new Chief Financial Officer, James Crane

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

Date: July 10, 2009	By:	/s/ Cai Yongjun
Cai Yongjun, Chief Executive Officer